CONECTIV
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1997

                     (Dollars in Thousands, Except Per Share
                                    Amounts)

                                   (Unaudited)



                                            Delmarva              Atlantic              Pro Forma                Conectiv
                                          As Adjusted            As Adjusted           Adjustments              Pro Forma
                                        ----------------       ---------------       ----------------       ------------------


Operating Revenues

  Electric                                   $ 1,001,375           $   970,340        $             -           $    1,971,715
  Gas                                            124,710                      -                     -                  124,710
  Other services                                  86,950                12,935                      -                   99,885

                                        ----------------       ---------------       ----------------       ------------------
                                               1,213,035               983,275                      -                2,196,310
                                        ----------------       ---------------       ----------------       ------------------
Operating Expenses

  Electric fuel and purchase energy              348,587               221,042                      -                  569,629

  Gas purchased                                   73,218                      -                     -                   73,218

  Purchased electric capacity                     29,582               194,624                      -                  224,206

  Operation and maintenance                      349,644               208,169                      -                  557,813

  Depreciation and amortization                  130,997                81,896                  5,767 (j)              218,660

  State excise taxes                                   -               102,752                      -                  102,752

  Other taxes                                     36,177                 9,863                      -                   46,040

                                        ----------------       ---------------       ----------------       ------------------
                                                 968,205               818,346                  5,767                1,792,318
                                        ----------------       ---------------       ----------------       ------------------

Operating Income                                 244,830               164,929                (5,767)                  403,992

                                        ----------------       ---------------       ----------------       ------------------

Other Income

  Allowance for equity funds used

    during construction                            1,113                   922                      -                    2,035

  Other income                                     8,270                 8,302                      -                   16,572

                                        ----------------       ---------------       ----------------       ------------------
                                                   9,383                 9,224                      -                   18,607
                                        ----------------       ---------------       ----------------       ------------------

Interest Expense

  Interest charges                                76,273                69,235                      -                  145,508

  Allowance for borrowed funds used

    during construction and capitalized
    interest                                     (4,363)                  (906)                     -                   (5,269)

                                        ----------------       ---------------       ----------------       ------------------
                                                  71,910                68,329                      -                  140,239
                                        ----------------       ---------------       ----------------       ------------------
Dividends on Preferred Securities

  of a Subsidiary Trust                            2,812                11,177                      -                   13,989

                                        ----------------       ---------------       ----------------       ------------------

Income Before Income Taxes                       179,491                94,647                (5,767)                  268,371

Income Taxes                                      72,653                32,785                      -                  105,438

                                        ----------------       ---------------       ----------------       ------------------
Net Income                                       106,838                61,862                (5,767)                  162,933

Dividends on Preferred Stock                       7,711                      -                     -                    7,711

                                        ----------------       ---------------       ----------------       ------------------

Earnings Applicable to Common Stock:

  Common stock                                    99,127                61,862               (14,142)                  146,847

  Class A common stock                                 -                      -                 8,375 (m)                8,375

                                        ----------------       ---------------       ----------------       ------------------
                                            $     99,127          $     61,862        $       (5,767)          $       155,222
                                        ================       ===============       ================       ==================


Average common shares outstanding (000):

  Common stock                                    60,723                52,653               (13,276) (n)              100,100

  Class A common stock                                 -                      -                 6,563 (n)                6,563

Earnings per average share outstanding
of:

  Common stock                            $         1.63        $         1.17                      -        $            1.47

  Class A common stock                    $            -        $            -                      -        $            1.28

Dividends declared per share of:

  Common stock                            $         1.54        $         1.54                      -        $            1.54

  Class A common stock                    $            -        $            -                      -        $            3.20




     The accompanying notes to the unaudited pro forma condensed consolidated balance sheet and statements of income are an integral part of this statement.